QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 24

Consent of Independent Auditors

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-02441, 333-07661, 333-15819, 333-22153, 333-31795, 333-48042, 333-48385, 333-57234 and 333-100123) and Form S-8 (File Nos. 333-41534, 333-73544, 333-47543, 333-53292, 333-75372 and 333-75374) of ImmunoGen, Inc. of our report dated August 14, 2001 relating to the financial statements, which appears in this Form 10-K.

                      /s/ Pricewaterhouse Coopers LLP

Boston, Massachusetts
September 24, 2003

QuickLinks

Consent of Independent Auditors